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                                                                    EXHIBIT 16.1

                  [LETTERHEAD OF GRANT THORNTON LLP APPEARS HERE]



March 26, 1997


Securities and Exchange Commission
Division of Corporate Finance
Washington D.C.  20549

Re:    Life Financial Corp., Amendment No. 1 to the Form S-1
       File No. 333-20497


Dear Sir or Madam:

We have read the first two paragraphs under the caption "Changes in Accountants" in the Prospectus accompanying the Amendment No. 1 to the Form S-1 filed by Life Financial Corp. (File No. 333-20497) relating to the change of independent auditors made on October 24, 1996. With respect to the comments made in such paragraphs, we agree with the statements contained therein.



Very truly yours,



/s/ GRANT THORNTON LLP
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GRANT THORNTON LLP